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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-95966 and 333-87993) pertaining to the 1999 Share Incentive Plan of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 33-31630) of Acadia Realty Trust; in the Registration Statement (Form S-3 No. 333-104727) of Acadia Realty Trust; and in the Registration Statement (Form S-8 No. 333-106758) pertaining to the 2003 Employee Share Incentive Plan of Acadia Realty Trust of our report dated March 10, 2005, except as to Note 2B as to which the date is March 15, 2006, with respect to the consolidated balance sheet of Acadia Realty Trust and subsidiaries as of December 31, 2004, and the Related Consolidated Statements of Income, Shareholders' Equity and Cash Flows for the Period Ended December 31, 2004 included in this Annual Report on Form 10-K for the year ended December 31, 2005.



                                    /s/ ERNST & YOUNG LLP

New York, New York
March 15, 2006